September 22, 2010

Oriental Dragon Corporation (formerly Emerald Acquisition Corporation)
No. 48 South Qingshui Road
Laiyang City, Shandong 265200
People’s Republic of China

Dear Sirs:

Re:         Registration Statement on Form S-1 (SEC File No. 333-163278)
Registration for Sale of (1) up to 2,875,000 Ordinary Shares; and (2) Resale of 5,670,339 Ordinary Shares and of 2,920,232 Ordinary Shares underlying Warrants by selling stockholders

Oriental Dragon Corporation
(formerly Emerald Acquisition Corporation) (the "Company")

We act as special legal counsel in the Cayman Islands for the Company, a Cayman Islands exempted company, in connection with a registration statement on Form S-1 (File No. 333-163278) (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), in connection with registration for (A) the public offering of up to 2,875,000 Ordinary Shares (the “IPO Shares”) of $0.001 par value per share (the “Ordinary Shares”), and (B) the resale of an aggregate of 5,670,339 Ordinary Shares and 2,920,232  Ordinary Shares issuable upon the exercise of warrants (the “Resale Shares”) which may be sold by the selling stockholders listed in the Resale Prospectus from time to time.  As used in this opinion letter, the term “IPO Prospectus” refers to the Public Offering Prospectus as defined in the Registration Statement in the form first filed with the Commission following the Effective Time pursuant to Rule 424(b) of the rules and regulations under the Securities Act, the term “Resale Prospectus” refers to the Resale Prospectus as defined in the Registration Statement and included in the Registration Statement at the Effective Time and the term “Effective Time” means  the date and the time as of which the Registration Statement is declared effective by the Commission.

The IPO Shares consist of the following:

(i)	2,500,000 Ordinary Shares to be sold by the Company in the public offering under the Registration Statement and IPO Prospectus; and

(ii)	up to 375,000 Ordinary Shares issuable by the Company upon exercise of an over-allotment option of the underwriters named in the IPO Prospectus;

The Resale Shares consist of the following:

(i)	5,670,339 Ordinary Shares which were originally issued in a private placement completed on November 2, 2009 which are included in the Registration Statement and Resale Prospectus; and

(ii)
2,835,177 Ordinary Shares underlying the Investor Warrants at an Exercise Price of $6.00 per share held by certain of the investors and 85,055 Ordinary Shares underlying Agent Warrants issued to Rodman & Ranshaw, LLC, its employees and other persons acting on its behalf, which are included in the Registration Statement and Resale Prospectus.

For the purposes of giving this opinion, we have examined copies of the following documents:

(a)	the Registration Statement;
(b)	the IPO Prospectus; and
(c)	the Resale Prospectus.

The documents listed in items (a) through (c) hereof are sometimes collectively referred to as the "Documents" and such term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto.

We have also reviewed:

(i)
a certified copy of the memorandum and articles of association of the Company  dated 10th March, 2006 as amended by special resolution on 9th April, 2006 and on 7th June, 2010 (together, the “Constitutional Documents”);

(ii)	a copy of minutes of a meeting of the board of directors of the Company (the "Board") dated 21st September, 2010 (the "Minutes");

(iii)	a certified copy of the Register of Shareholders of the Company certified as true and correct by Continental Stock Transfer and Trust Company as the share transfer agent as at 20th September, 2010;

(iii)	a Certificate of Incorporation on Change of Name of the Company issued by the Registrar of Companies dated 27th August, 2010; and

(iv)	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 21st September, 2010 (the “Certificate Date”).

and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us, (d) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein, (f) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (g) the capital of the Company as set out in the Constitutional Documents is correct, (h) that, upon the transfer of any Resale Shares, the selling shareholder identified in the Resale Prospectus has received consideration for the full issue price thereof which shall be equal to at least the par value thereof; and (i) that the Registration Statement has been declared effective by the Commission prior to, or concurrent with, the sale of the IPO Shares and Resale Shares pursuant to the Registration Statement.

The obligations of the Company in connection with any IPO Shares and the Resale Shares or other agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Cayman Islands court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages, and (e)  may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands courts.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for your benefit in connection with the Documents and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.
As at the Certificate Date, the Company is duly incorporated and validly existing under the laws of the Cayman Islands and in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off by the Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.
The authorised share capital of the Company is US$51,000 divided into 50,000,000 Ordinary Shares of a nominal or par value of US$0.001 each and 1,000,000 Preference Shares of nominal or par value of US$0.001 each.

3.           Based solely upon our inspection of the Register of Shareholders:

(a)	there are 27,499, 171 Ordinary Shares validly issued and outstanding as at the date of the certified copy thereof and therefore available as Resale Shares;

(b)	there are 22,500,829 Ordinary Shares authorised and available for issuance as IPO Shares.

4.
The IPO Shares have been duly authorized and when issued and paid for as described in the Registration Statement and IPO Prospectus, will be validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company on such shares).

5.
The Resale Shares have been duly authorized and when issued and paid for in accordance with the terms and conditions of the warrants applicable thereto will be validly issued, fully paid-up (or credited as fully paid-up) and non-assessable.

We hereby consent to the use of this opinion in, and the filing hereof in connection with the Registration Statement and to the reference to our name under the heading “Legal Matters” and elsewhere in the IPO Prospectus and Resale Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Conyers Dill & Pearman

CONYERS DILL & PEARMAN